UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(c)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

FRESH BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

[Fresh Brands, Inc. Logo]
Fresh Brands, Inc.
2215 Union Avenue
Sheboygan, Wisconsin 53081

February 6, 2006

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY!

Dear Fellow Shareholder:

Recently, we mailed you proxy material in connection with the special meeting of shareholders of Fresh Brands, Inc. which is scheduled to be held on February 27, 2006.

We encourage you to read the proxy statement which discusses the details of our merger agreement with Certifresh Holdings, Inc., an affiliate of Certified Grocers Midwest, Inc., which provides for shareholders to receive $7.05 per share in cash upon completion of the merger.

Your board of directors unanimously recommends that you vote in favor of the merger agreement.

Regardless of the number of shares you own, it is important that they are represented and voted at the special meeting. Accordingly, you are requested to complete and return the enclosed duplicate proxy at your earliest convenience.

If you have already voted, please accept our thanks. We appreciate your participation and continued support. If you have any questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. at 800-769-7666.

Very truly yours,

John H. Dahly
Secretary